Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

REPORT

FOR THE YEAR ENDED DECEMBER 31, 2005

REPORT OF INDEPENDENT REGISTERED
PUPLIC ACCOUNTING FIRM

To the Stockholders of
Q-RNA, Inc.
New York, New York

We have audited the accompanying balance sheet of Q-RNA, Inc. [A Development Stage Company] as of December 31, 2005, and the related statements of operations and changes in stockholders' [deficit], and cash flows for the year then ended and for the period from inception (July 16, 1996) through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Q-RNA, Inc. [A Development Stage Company] as of December 31, 2005, and the results of its operations and its cash flows for the year then ended and for the period from inception (July 16, 1996) through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As shown in the financial statements, the company is in the development stage. The company incurred a net loss of $3,248,925 for 2005 and has incurred substantial net losses during the preceding years. At December 31, 2005, the company had a working capital deficiency of $4,402,343 and a stockholders' deficit of $4,307,203. These factors, and the others discussed in Note 1, raise substantial doubt about the company's ability to continue as a going concern. Management's Plans with regard to these factors are also discussed in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.

MOORE STEPHENS, P. C.
Certified Public Accountants

New York, New York
September 22, 2006

Exhibit A

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

BALANCE SHEET AS OF DECEMBER 31, 2005.

Assets:
Current Assets:
Cash and Cash Equivalents	$183,648
Other Receivables	205
Prepaid Expenses	30,789

Total Current Assets	214,642

Property and Equipment - Net	145,296

Other Assets	16,674

Total Assets	$376,612

Liabilities and Stockholders' [Deficit]:
Current Liabilities:
Capitalized Lease Obligations	$40,323
Investor Short-Term Convertible Bridge Loans	4,100,000
Accounts Payable	103,121
Accrued Expenses	371,921
Employee 401K Payable	1,025
Taxes Payable	595

Total Current Liabilities	4,616,985

Capitalized Lease Obligations - Less Current Portion	66,830

Total Liabilities	4,683,815

Stockholders' [Deficit]:
Convertible Preferred Stock, $.001 Par Value, 2,462,000 Shares Authorized; 2,441,718 Shares Issued and Outstanding	2,442

Series A Convertible Preferred Stock, 700,000 Shares Issued and Outstanding

Series B Convertible Preferred Stock, 1,741,718 Shares Issued and Outstanding

Common Stock, $.001 Par Value, 7,840,000 Shares Authorized; 3,552,866 Shares Issued and Outstanding	3,553

Additional Paid-in Capital	3,317,558

[Deficit] Accumulated During the Development Stage	(7,630,756

Total Stockholders' [Deficit]	(4,307,203

Total Liabilities and Stockholders' [Deficit]	$376,612

See Notes to Financial Statements.

Exhibit B

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2005 AND THE PERIOD FROM INCEPTION (JULY 16, 1996) TO DECEMBER 31, 2005

		Period from
		Inception
		(July 16, 1996)
	Year ended	through
	December 31,2005	December 31, 2005

Revenues	$--	$381,027

Operating Expenses:
Research and Development	2,189,882	4,767,023
General and Administrative	793,764	2,386,875
Business Development	12,478	66,126

Total Operating Expenses	2,996,124	7,220,024

[Loss] from Operations	(2,996,124)	(6,838,997)

Other Income and [Expense]:
Interest Income	20	296
Other Income	3,296	6,274
Interest Expense	(256,117)	(349,669)

Other Income and [Expense] - Net	(252,801)	(343,099)

[Loss] Before Provision for Income Taxes	(3,248,925)	(7,182,096)

Provision for Income Taxes	--	--

Net [Loss]	$(3,248,925)	$(7,182,096)

Basic and Diluted Net [Loss] Per Common Share	$(.91)

Weighted Average Number of Common Shares
Outstanding For Basic and Diluted [Loss] Per
Common Share	3,552,866

See Notes to Financial Statements.

Exhibit C

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

STATEMENT OF CHANGES IN STOCKHOLDERS' [DEFICIT] FOR THE PERIOD FROM INCEPTION [JULY 16, 1996] THROUGH DECEMBER 31, 2005.

											Accumulated
									Additional		During the		Total
	Common Stock				Preferred Stock				Paid-in		Development		Stockholders’
	Shares		Amount		Shares		Amount		Capital		Stage		[Deficit]

Balance - December 31, 1996	--	$		$		$		$		$		$

Issuance of Common Stock	377,200		377		--		--		--		--		377
Net Income [Loss]	--		--		--		--		--		(782)		(782)

Balance - December 31, 1997	377,200		377								(782)		(405)

Net Income [Loss]	--		--		--		--		--		2,484		2,484

Balance - December 31, 1998	377,200		377								1,702		2,079

Issuance of Common Stock	17,737		18		--		--		--		--		18
Net Income [Loss]	--		--		--		--		--		16,238		16,238

Balance - December 31, 1999	394,937		395								17,940		18,335

Issuance of Common Stock	18,191		18		--		--		--		--		18
Net Income [Loss]	--		--		--		--		--		4,562		4,562

Balance - December 31, 2000 - Forwarded	413,128		$413		$--		$--		$--		$22,502		$22,915

See Notes to Financial Statements.

Exhibit C- Sheet #2

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

STATEMENT OF CHANGES IN STOCKHOLDERS' [DEFICIT] FOR THE PERIOD FROM INCEPTION [JULY 16, 1996] THROUGH DECEMBER 31, 2005.

						Accumulated
					Additional	During the	Total
	Common Stock		Preferred Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	[Deficit]
Balance - December 31, 2000 -
Forwarded	413,128	$413	--	$--	$--	$22,502	$22,915

Issuance of Common Stock	3,135,656	3,136	--	--	--	--	3,136
Issuance of Series A
Preferred Stock	--	--	700,000	700	699,300	--	700,000
Net Income [Loss]	--	--	--	--	--	(471,162)	(471,162)

Balance - December 31, 2001	3,548,784	3,549	700,000	700	699,300	(448,660)	254,889

Issuance of Common Stock	4,082	4	--	--	--	--	4
Issuance of Series B
Convertible Preferred Stock	--	--	860,925	861	1,289,139	--	1,290,000
Net Income [Loss]	--	--	--	--	--	(799,147)	(799,147)

Balance - December 31, 2002	3,552,866	3,553	1,560,925	1,561	1,988,439	(1,247,807)	745,746

Issuance of Series B
Convertible Preferred Stock	--	--	880,793	881	1,329,119	--	1,330,000
Net Income [Loss]	--	--	--	--	--	(1,450,242)	(1,450,242)

Balance - December 31, 2003-Forward	3,552,866	$3,553	2,441,718	$2,442	$3,317,558	$(2,698,049)	$625,504

See Notes to Financial Statements.

Exhibit C- Sheet #3

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

STATEMENT OF CHANGES IN STOCKHOLDERS' [DEFICIT] FOR THE PERIOD FROM INCEPTION [JULY 16, 1996] THROUGH DECEMBER 31, 2005.

						Accumulated
					Additional	During the	Total
	Common Stock		Preferred Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	[Deficit]
Balance - December 31, 2003-
Forwarded	3,552,866	$3,553	2,441,718	$2,442	$3,317,558	$(2,698,049)	$625,504

Net Income [Loss]	--	--	--	--	--	(1,683,782)	(1,683,782)

Balance - December 31, 2004	3,552,866	3,553	2,441,718	2,442	3,317,558	(4,381,831)	(1,058,278)

Net Income [Loss]	--	--	--	--	--	(3,248,925)	(3,248,925)

Balance - December 31, 2005	3,552,866	$3,553	2,441,718	$2,442	$3,317,558	$(7,630,756)	$(4,307,203)

See Notes to Financial Statements.

Exhibit D

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]

STATEMENT OF CASH FLOWS

		Period from
		Inception
		(July 16, 1996)
	Year ended	through
	December 31,2005	December 31,2005
Operating Activities:
Net [Loss]	$(3,248,925)	$(7,630,756)
Adjustments to Reconcile Net [Loss] to Net Cash
Provided by [Used for] Operating Activities:
Depreciation and Amortization	46,512	133,267

Change in Assets and Liabilities:
[Increase] Decrease in:
Other Receivable	1,354	(205)
Prepaid Expenses	(22,355)	(30,789)

Increase [Decrease] in:
Accounts Payable	51,854	103,121
Accrued Expenses	232,170	371,921
Employee 401K Payable	(2,069)	1,025
Taxes Payable	(352)	595

Total Adjustments	307,114	578,935

Net Cash - Operating Activities	(2,941,811)	(7,051,821)

Investing Activities:
Capital Expenditures	(21,976)	(85,005)
Security Deposit Net Cash	--	(16,674)

Total Investing Activities	(21,976)	(101,679)

Financing Activities:
Proceeds from Investor Short-Term Convertible Bridge Loans	2,600,000	4,100,000
Repayment of Capital Lease Obligations	(35,033)	(86,405)
Issuance of Common Stock	--	2,442
Issuance of Preferred Stock	--	3,321,111

Net Cash - Financing Activities	2,564,967	7,337,148

Net [Decrease] Increase in Cash and Cash Equivalents	(398,820)	183,648

Cash and Cash Equivalents - Beginning of Periods	582,468	--

Cash and Cash Equivalents - End of Periods	$183,648	$183,648

Supplemental Disclosures of Cash Flow Information
Cash paid during the periods for:
Interest	$12,136
Income Taxes	$--

Supplemental Schedule of Non-Cash Investing and Financing Activities:
In March 2005, the Company entered into a capital lease agreement totaling $52,482, in connection with the acquisition of laboratory equipment.

See Notes to Financial Statements.

Q-RNA, INC.
[A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS

[1] Going Concern

The financial statements of Q-RNA, Inc. [the "Company"] have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has cumulative net losses since its inception and the Company anticipates that losses may continue for the foreseeable future. At December 31, 2005, the Company's accumulated deficit was approximately $7.6 million.

The Company's ability to continue operations after its current capital resources are exhausted depends on its ability to obtain additional financing and achieve profitable operations, as to which no assurances can be given. During 2005, the Company received an additional bridge loan of $2.6 million from existing investors. In the period subsequent to December 31, 2005, the Company received an additional $1.9 million. In addition, the Company is in the process of investigating alternative financing opportunities. The Company is uncertain if current resources will be sufficient to fund operations through December 31, 2006.

The Company's financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

[2] Description of Development Stage Activities

The Company is a biotechnology company engaged in the discovery, development and manufacture of effective drugs for neurodegenerative diseases including epilepsy, Alzheimer's and other protein misfolding disorders.

The Company has been engaged primarily in research and development since its inception in 1996 and has derived limited revenues from the commercial sale of its products or feasibility studies through December 31, 2005. The Company’s primary revenues, historically, were from receipt of government research grants.

The Company's products and services arise from or consist primarily of research and development activities in the health care and pharmaceutical industries.

[3] Summary of Significant Accounting Policies

Cash and Cash Equivalents - The Company considers all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

Revenue Recognition - Research revenue associated with the research contracts is billed on a cost reimbursement basis, which includes direct costs incurred in connection with research activities and an allocation of certain indirect costs incurred by the Company. Revenue is recognized at the time the costs are incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #2

[3] Summary of Significant Accounting Policies [Continued]

Concentration of Risk- Cash and cash equivalents are comprised of bank deposits at one bank, and a brokerage account invested in government money market funds. The bank balance is insured by the FDIC up to $100,000. The brokerage account is insured by the SIPC up to $500,000. There is also separate insurance coverage in the amount of $1,000,000. Uninsured bank deposit funds as of December 31, 2005 amounted to approximately $83,000. There are no uninsured funds as of December 31, 2005 in the brokerage account.

Fair Value of Financial Instruments - The carrying amounts of cash and cash equivalents, other receivables, prepaid expenses, accounts payable, accrued expenses and taxes approximate their fair value because of their short-term nature. The carrying value of security deposits is equal to the amount of cash expended.

Property and Equipment - Property and equipment are carried at cost. Depreciation of equipment held under capitalized leases, laboratory equipment, and office equipment is provided for on a straight-line basis over five years.

Patents - The Company has filed applications for United States and foreign patents covering aspects of its technology. Patent costs are expensed as incurred since management has determined that the commercially useful lives of these patents are currently uncertain.

Research and Development - The Company incurs significant costs in research and development activities. All research and development costs are expensed as incurred.

Income Taxes - Pursuant to SFAS No. 109, "Accounting for Income Taxes," income tax expense [or benefit] for the year is the sum of deferred tax expense [or benefit] and income taxes currently payable [or refundable]. Deferred tax expense [or benefit] is the change during the year in a company's deferred tax liabilities and assets. Deferred tax liabilities and assets are determined based on differences between financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Earnings Per Share - The Company has adopted the provisions of SFAS No. 128. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. SFAS No. 128 also requires a dual presentation of basic and diluted earnings per share on the face of the statement of operations for all companies with complex capital structures. Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities or debt instruments into common stock.

The computation of diluted earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an antidilutive effect on per share amounts [i.e., increasing earnings per share or reducing loss per share]. The dilutive effect of outstanding options and warrants and their equivalents are reflected in dilutive earnings per share by the application of the treasury stock warrants in computing diluted earnings per share. It assumes that any proceeds would be used to purchase common stock at the average market price during the period. Options and warrants will have dilutive effect only when the average market price of the common stock during the period exceeds the exercise price of the options or warrants. Equity instruments that may dilute earnings per share in the future are listed in Note 8. The Company had a net loss for the year ended December 31, 2005 and the effect of including potentially dilutive securities in the earnings per common share would have been antidilutive. Accordingly, all options and warrants to purchase common shares were excluded from the calculation of diluted loss per share for the year ended December 31, 2005.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #3

[4] Property and Equipment

Property and equipment consists of the following as of December 31, 2005:

Laboratory Equipment	$266,894
Office Equipment	11,669

Total - At Cost	278,563
Less: Accumulated Depreciation	(133,267)

Property and Equipment - Net	$145,296

Depreciation expense amounted to $46,512, for the year ended December 31, 2005.

[5] Provision for Income Taxes

As of December 31, 2005, the Company has available net operating loss carry forwards of approximately $7,400,000 for federal income tax reporting purposes, expiring between December 31, 2021 and December 31, 2025 and $7,400,000 for state income tax purposes, expiring between December 31, 2016 and December 31, 2025. The use of the federal net operating loss may be restricted due to changes in ownership within the meaning of Section 382 of the Internal Revenue Code as of 1986, as amended.

The net tax effect of differences in the timing of certain revenue and expense items and the related carrying amounts of assets and liabilities for financial reporting and tax purposes is not material. The components of the Company's deferred tax assets as of December 31, 2005 are as follows:

December 31,
2005
Deferred Tax Assets:
Net Operating Loss Carry Forwards	$2,960,000
Less: Valuation Allowance	(2,960,000)

Total	$--

The valuation allowance is due to the uncertainty of the future realization of currently generated net operating loss carry forwards. The net change in the valuation allowance during 2005 was an increase of $691,300.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #4

[6] Investor Short Term Bridge Loans

Effective July 14, 2004, the Company entered into a short-term loan with the holders of its Series B Convertible Preferred Stock for $1.5 million [the "Initial Loan"]. Subsequently, on February 17, 2005, the Company entered into an additional short-term loan with certain of the holders of its Series B Convertible Preferred Stock for $1.3 million [the "Senior Loan"]. In connection with the Senior Loan, the lenders of the Initial Loan agreed to subordinate the Initial Loan to the Senior Loan.

The Senior Loan was amended on two occasions through December 31, 2005 [amendments dated as of July 20, 2005 and October 17, 2005] to increase the principal amount outstanding under the Senior Loan to $2,600,000 as of December 31, 2005. In addition, the Senior Loan was amended on six occasions subsequent to December 31, 2005 to increase the principal amount outstanding under the Senior Loan to $5,755,000. In connection with each amendment to the Senior Loan, the Initial Loan was also amended to confirm that the Initial Loan is subordinate to the Senior Loan, as amended.

The Initial Loan, as amended, and Senior Loan, as amended, carry interest rates of 8% per year, and mature on June 30, 2006. These loans shall automatically convert into equity upon the closing of an equity financing yielding aggregate gross proceeds of at least $4 million. The loans would be converted into the number of units of securities issued in the equity financing, at a conversion price equal to the lowest per unit price paid for the securities by the Investors in the equity financing, and with the same rights, preferences, terms and conditions as the securities in the equity financing. If the Company's next round of equity financing does not automatically cause such a conversion, the lenders shall have the option to cause such a conversion. In addition, the Company issued the lenders warrants to acquire common stock equivalent to 50% of the outstanding debt [including interest] at an equity price equivalent to the individual share price of the Company's next round of equity financing. These loans are senior in right to payment to any and all other indebtedness of the Company, except for indebtedness for leased capital equipment [and, as described above, the Senior Loan is senior in right to payment to the Initial Loan]. These loans are secured by the intellectual property and all other assets of the Company. Upon a change of control of the Company while the loans are outstanding, the lenders are entitled to receive three times their coverage of principal and accrued interest.

[7] Capitalized Lease Obligations

The Company leases various assets under capital leases expiring in 2010 as follows:

December 31,
2005

Laboratory Equipment	$193,677
Less: Accumulated Depreciation	93,495

Net	$100,182

Depreciation expense on assets under capital leases was $33,487 for the year ended December 31, 2005.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #5

[7] Capitalized Lease Obligations [Continued]

Aggregate future minimum rentals under capital leases are:

Year End
2006	$48,211
2007	41,536
2008	12,902
2009	12,902
2010	3,226

Total	118,777
Less: Interest	11,624

Present Value of Minimum Lease Payments	$107,153

[8] Stockholders' Equity

Authorized Capital Stock - Authorized capital stock consists of (i) 7,840,000 shares of common stock, $0.001 par value per share ["Common Stock"], and (ii) 2,462,000 shares of preferred stock, $0.001 par value per share [Preferred Stock"]. 3,552,866 shares of common stock are issued and outstanding and 1,490,124 shares are reserved for issuance upon exercise of common stock options and warrants at December 31, 2005. Issued and outstanding preferred stock totals 2,441,718 shares, of which 700,000 shares represent Series A and 1,741,718 shares represent Series B.

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock. The holders of shares of Series B Preferred Stock shall be first entitled to receive, out of funds legally available, dividends. Dividends declared and not paid on Series B Preferred Stock shall be cumulative. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends only after the dividends on Series B Preferred have been paid. Dividends declared on Series A Preferred Stock are non-cumulative. Common Stock holders shall be entitled to receive dividends only after the dividends on Series A and Series B Preferred Stock have been paid. No dividends have been declared on either Series A or Series B Preferred Stock as of December 31, 2005.

Common Stock holders shall be entitled to one vote for each share held at all meetings. Preferred Stock holders shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock are convertible. Preferred Stock may be converted into Common Stock at the option of the Preferred Stockholder, at the conversion price in effect at the time of the conversion. As of December 31, 2005, the conversion price in effect was $1.00 for Series A Preferred Stock and $1.51 for Series B Preferred Stock. Fractional shares are to be paid in cash.

In the event of a liquidation or dissolution of the Company, the holders of Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, before any payment shall be made to the holders of Common Stock.

Stock Option Plans - The Company has one stock option plan, the 2002 Stock Incentive Plan. Under the terms of this plan, the aggregate number of shares of stock that may be issued or transferred pursuant to Options or Restricted Stock Awards under the Plan will not exceed 2,600,000 shares.

The Company may grant options to certain employees, directors, and consultants. The options may be awarded as incentive stock options [employees only] and non-incentive stock options [certain employee, directors, and consultants].

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #6

[8] Stockholders’ Equity [Continued]

Stock Option Plans [Continued] - The following table presents activity under the stock option plan:

		Weighted
		Average
	Number of	Exercise
	Options	Price

Outstanding December 31, 2004	1,582,624	$.92

Granted	--	--
Canceled	92,500.68

Outstanding December 31, 2005	1,490,124	$.94

The following table sets forth information regarding options under the Company's stock option plan outstanding at December 31, 2005:

		Weighted Average
Range of	Number of	Exercise Price-		Exercise Price-
Exercise	Options	Options	Remaining	Currently
Prices	Outstanding	Outstanding	Life in Years	Exercisable

$0.01-$0.30	152,624	$0.30	6.83	$0.30
$1.00-$1.10	1,337,500	$1.01	5.72	$1.02

Totals	1,490,124

Pursuant to a stock option agreement effective as of July 18, 2005, the Company granted stock options to purchase up to 895,000 shares of its Common Stock at an exercise price of $1.00 per share subject to various terms and conditions. These options were granted outside of the Company's stock option plan. These options become exercisable upon the attainment of certain milestones.

[9] Employee Benefit Plan

In September 2003, the Company adopted a 401(k) plan covering substantially all of its employees. Under the plan, the Company may, at the discretion of the Board of Directors, contribute a portion of the Company's current or accumulated earnings as a match to a portion of the participant contributions. The Company has not made any matching contributions to this plan since inception. The Company provides health insurance to certain of its employees.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #6

[10] License and Sponsored Research Agreements

Effective July 18, 2005, the Company entered into an exclusive patent license agreement related to Alzheimer Disease with Parteq Research and Development Innovations. In addition, effective November 15, 2005, the Company also entered into another related exclusive patent license agreement related to anti-seizure compounds again with Parteq Research and Development Innovations.

Under both agreements, the Company acquires an exclusive license to the use of certain existing compounds and rights to further compounds developed under [i] two separate Sponsored Research Agreements between Dalhousie University and the Company and [ii] two separate Intellectual Property Agreements between Dr. Donald Weaver and the Company.

The terms of each exclusive license provide for a 3% royalty to Parteq of any net sales from the licensed compounds and include minimum royalties ranging from $10,000 for the year ending December 31, 2007 to $40,000 for the year ending December 31, 2010.

•	$100,000 upon completion of a Phase I trial of a Licensed Product pursuant to which the subject Licensed Product is shown to be safe under United States Food and Drug Administration ["FDA"] standards,

•	$250,000 upon completion of a Phase II trial of a Licensed Product pursuant to which Licensee's efficacy hypothesis with respect to the subject Licensed Product is shown to be correct, and

•
$1,000,000 [$650,000 in the case of the agreement related to anti-seizure compounds] upon the first approval action letter issued by the FDA or European Union equivalent with respect to a New Drug Application for a Licensed Product ["FDA Approval"] and provided that rights to such Licensed Product have not been sublicensed by Licensee.

Termination, for both agreements, occurs when the last of the covered patents have expired.

The sponsored research agreements with Dalhousie University referenced above are in support of further scientific work by Dr. Donald Weaver and his staff. The agreements provide for the intellectual property derived thereof to be the property of the investigator [Dr. Weaver].

Under the first agreement related to Alzheimer Disease compounds, the Company is obligated to pay Dalhousie University four equal payments totaling CDN $221,520 under the initial year. During subsequent years, the Company is obligated to pay Dalhousie University CDN $150,000 per year. The payments are guaranteed [notwithstanding any earlier termination of this agreement by the Company] for the first two years of the agreement in an aggregate amount of up to CDN $300,000. The agreement renews automatically each year unless terminated by either party with a 30 day notice.

Under the second agreement related to anti-seizure compounds, the Company is obligated to pay Dalhousie University four equal payments totaling CDN $70,000 under the initial year. The payments are guaranteed [notwithstanding any earlier termination of this agreement by the Company] for the first two years of the agreement in an aggregate amount of up to CDN $140,000. The agreement renews automatically each year unless terminated by either party with a 30-day notice. This agreement was terminated in April 2006.

Q-RNA, INC. [A DEVELOPMENT STAGE COMPANY]
NOTES TO FINANCIAL STATEMENTS, Sheet #7

[11] Commitments and Contingencies

Lease Commitments - The Company leases office and laboratory space under an annual renewable agreement currently expiring on April 30, 2006. Rent expense amounted to $147,372, for the year ended December 31, 2005. Future minimum payments under the agreement are $52,660 through April 30, 2006, excluding utilities.

Employment and Consulting Agreements - The Company has employment and consulting agreements with various consultants and certain key employees, including the Company's President, a holder of approximately 34.5% of the Company’s capital stock on December 31, 2005. The terms of the key employee agreements provide for severance and other associated benefits under certain conditions. The terms of the consulting agreements are generally cancelable with 30 days notice by either party and provide for success fee compensation which, in some cases includes both equity and cash compensation. The Company has entered into a consulting agreement to assist it in the raising of a preferred stock series C financing. This consulting agreement has a retainer of $10,000 per month and is cancelable on 30 days written notice. This consulting agreement was terminated in May 2006.

[12] Subsequent Events

Merger - In May of 2006, the Company signed a letter of intent to merge with Neuro-HiTech Pharmaceuticals, Inc. ["NHPI"], a publicly-traded company. In connection with the Merger, all of the Company's outstanding capital stock, including common stock, preferred stock and any other securities convertible into or exercisable for common stock (including bridge notes, options and warrants) will be cancelled in exchange for NHPI securities as follows:

(i) The aggregate consideration to be issued as a result of the Merger shall be (a) 1,800,000 shares of NHPI common stock, and (b) warrants to purchase an additional 1,400,000 shares of NHPI common stock [the "Warrants"]. The companies are currently in the process of negotiating definitive documentation.

License Option and Sponsored Research Agreement - In April of 2006, the Company entered into (i) an Exclusive Patent License Option agreement with Parteq Research and Development Innovations, (ii) an Intellectual Property Agreement with D.F. Weaver Medical, Inc., and (iii) a sponsored research agreement with Dalhousie University. Under the agreement, the Company is obligated to pay Dalhousie University CDN $75,000 per year. The payments are guaranteed for the first two years [notwithstanding any earlier termination of this agreement by the Company] in an aggregate amount of up to CDN $150,000.

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